Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

Celsius Holdings Delivers Record Revenue with 66% Year-Over-Year Growth and Profitable Second Quarter 2017

Boca Raton, FL (August 9, 2017) – (Nasdaq: CELH) Celsius Holdings Inc., the makers of CELSIUS®, a leading fitness drink ideal for the active lifestyle, today reported financial results for the three and six months ended June 30, 2017.

Second Quarter 2017 Highlights:

●	Revenue of $10.2 million, up 66% compared to $6.2 million in the year ago quarter

☐	Domestic revenue increased 68% to $6.6 million, up from $4.0 million in the year ago quarter

☐	International revenue increased 62% to $3.6 million, up from $2.2 million in the year ago quarter

●	Gross profit increased 65%, to $4.6 million in the 2017 second quarter from $2.8 million in the year ago quarter

●	Net income to common stockholders of $380,000, compared to a net loss to common stockholders of $(1.5) million in the year ago quarter

●	Non-GAAP Adjusted EBITDA* of $ 1.1 million, compared to $(596,000) in the year ago quarter

●	Company’s common stock was uplisted to the Nasdaq Capital Market

●	Launched the first line extension in the product portfolio, CELSIUS® natural line to broaden its reach into the natural channel, the natural line extension boasts natural caffeine from green-coffee-been extract and is sweetened with all-natural sweeteners

●	CELSIUS® named Best Functional Drink at the recent 13th Innobev Global Beverage Congress, organized by Zenith Global and held in Frankfurt, Germany.

Subsequent to Quarter End:

●	Entered China market with nationwide distribution through partnership with Qifeng Food Technology (Beijing) Co. Ltd., a national wholesale distributor of foods and beverages

●	Expanded to Hong Kong through a distribution partnership with A.S. Watson Group, the largest international health and beauty retailer in Asia and Europe

“Celsius reached an important milestone this quarter, achieving $10.2 million in revenue,” said John Fieldly, Interim President and Chief Executive Officer and Chief Financial Officer. “Our robust financial results are the direct result of the tremendous traction our products are gaining with consumers in existing markets through our efforts to increase brand awareness, extend distribution and increase product placements. We delivered a 66% increase in revenue, topping $10 million in quarterly sales highlighted by exponential growth both domestically and internationally. At the same time, continuing our focus on controlling product costs drove a similar increase in gross profit and combined with lower operating costs resulting in positive net income for our stockholders.”

“Our products are being well received and our position as the leading global fitness drink is resonating well with consumers. We are executing our plans for global expansion, broader distribution and entering into new markets. Our recent entry into Hong Kong in July and the signing of a distribution partnership for China are critical pieces to the foundation we are laying for continuing our growth trajectory and expanding the reach of our brands,” continued Fieldly. “Consumer demand for healthy beverages remains robust, and we are well-positioned with the right distribution and marketing partners to leverage our success and reach new markets. The initial debut of our first natural line extension and second line in the product portfolio CELSIUS HEAT ™ are expanding our reach domestically and with our new Asia markets we are paving the way for additional revenue streams and increasing our excitement for continued success.”

Three Months Ended June 30, 2017 Compared to Three Months Ended June 30, 2016

Revenue

Revenue for the three months ended June 30, 2017 and June 30, 2016 was $10.2 million and $6.2 million, respectively, an increase of 66%. This increase was driven primarily by a 62% increase in international revenue mainly from the company’s Swedish distribution partner and a 68% increase in domestic revenue associated with blended growth rates of 32% in retail accounts mainly from growth in existing accounts, 182% growth in health and fitness accounts and 109% growth in internet retailer accounts from the same period in 2016. The increase in total revenue was primarily attributable to an increase in sales volume, as opposed to increases in product pricing.

Gross profit

Gross profit was $4.6 million, or 44.6% of revenue, in the three months ended June 30, 2017 compared to $2.8 million, or 44.8% of revenue, for the same period in 2016. The increase in gross profit is primarily attributable to the increases in revenue and reductions in the cost of raw materials, offset by increases in promotional discounts associated with the launch of Celsius Heat®.

Operating expenses

Sales and marketing expenses for the three months ended June 30, 2017 and June 30, 2016 were $2.4 million and $3.2 million, respectively, a decrease of 24%. The decrease is due primarily to the timing of marketing programs, offset by an increase in investments in human resources and warehousing costs. General and administrative expenses for the three months ended June 30, 2017 and June 30, 2016 were $1.6 million and $980,000, respectively, an increase of 67%. The increase was primarily due to increases in option expense of $340,000, increases in professional fees of $243,000, investments in human resources of $70,000, increases in office related costs of $33,000 and increases in research and development and insurance of $17,000 each, which were partially offset by savings in bad debt expense of $60,000.

Other expense

Total other expense decreased to $39,000 for the three months ended June 30, 2017 from $57,000 for the same period in 2016 as a result of savings in interest expense.

Net Income (Loss)

As a result of the all above, for the three months ended June 30, 2017, Celsius had a net income of $471,000, and after giving effect to preferred stock dividends of $91,000, a net income available to common stockholders of $380,000 or $0.01 per share based on a weighted average of 44,650,052 shares outstanding. In comparison, for the three months ended June 30, 2016, the company had a net loss of $1.46 million, and after giving effect to preferred stock dividends of $87,000, a net loss available to common stockholders of $1.54 million or ($0.04) per share based on a weighted average of 38,542,256 shares outstanding.

Six Months Ended June 30, 2017 Compared to Six Months Ended June 30, 2016

Revenue

Revenue for the six months ended June 30, 2017 and June 30, 2016 was $16.2 million and $9.9 million, respectively, an increase of 65%. This increase was driven by a 48% increase in international revenue mainly from the company’s Swedish distribution partner and a 73% increase in domestic revenues associated from blended growth rates of 38% in retail accounts, 202% in health and fitness accounts and 100% growth in internet retailer accounts from the same period in 2016. The increase in total revenue was primarily attributable to an increase in sales volume, as opposed to increases in product pricing.

Gross Profit

Gross profit was $7.0 million, or 42.8% of revenue, in the six months ended June 30, 2017 compared to $4.3 million, or 43.5% of revenue, for the same period in 2016.

Operating expenses

Sales and marketing expenses for the six months ended June 30, 2017 and June 30, 2016 were $4.6 million and $5.0 million, respectively, a decrease of 8%. The decrease is due primarily to the timing of investments in marketing programs of $836,000, offset by increases in human resource investments and increases in warehousing costs. General and administrative expenses for the six months ended June 30, 2017 and June 30, 2016 were $3.7 million and $1.9 million, respectively, an increase of 100%. The increase was primarily due to increases in options expense of $540,000, increases in professional fees $301,000, investments in human resources $95,000, research and development costs $76,000 and non-recurring expenses including $523,000 for CEO retirement and transition expenses, $328,000 of stock-based compensation for directors, all were partially offset by a reduction in travel expenses.

Other expense

Total other expense decreased to $87,000 for the six months ended June 30, 2017, down from $114,000 for the same six-month period in 2016 as a result of lower interest expense.

Net Loss

As a result of all of above, for the six months ended June 30, 2017, Celsius had a net loss of $1.4 million, and after giving effect to preferred stock dividends of $181,000, a net loss available to common stockholders of $1.6 million or ($0.04) per share based on a weighted average of 43,234,159 shares outstanding. In comparison, for the six months ended June 30, 2016 the company had a net loss of $2.7 million, and after giving effect to preferred stock dividends of $173,000, a net loss available to common stockholders of $2.8 million or ($0.07) per share based on a weighted average of 38,461,318 shares outstanding.

Liquidity and Capital Resources

As of June 30, 2017, the company had cash of $20.0 million compared to $11.7 million as of December 31, 2016. The company had working capital of $26.1 million and $15.4 million as of June 30, 2017 and December 31, 2016, respectively.

Cash used in operations during the six months ended June 30, 2017 totaled $2.7 million. The company incurred a net loss of $1.4 million during the six months ended June 30, 2017, increasing the accumulated deficit to $54.9 million as of June 30, 2017.

Conference Call

Management will host a conference call today, Wednesday, August 9, 2017 at 4:30 pm ET to discuss the results with the investment community.

To participate in the conference call, please call one of the following telephone numbers at least 10 minutes before the start of the call:

U.S.: 877-709-8150

International: 201-689-8354

An audio replay of the call will be available on the Company’s website at http://celsius.com/press-releases/.

Investor Relations:

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

Media Inquiries:

Howard Wishner

(303) 518-0044

wish@celsius.com

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), founded in April, 2004, is a global company, with a proprietary, clinically proven formula for its brand CELSIUS®. Celsius Holdings, Inc., has a corporate mission to become the global leader of a branded portfolio which is proprietary, clinically proven or innovative in its category, and offers significant health benefits.

CELSIUS®’ original line comes in seven delicious sparkling and non-carbonated flavors in sleek 12oz cans, and is also available in single serve powdered packets. CELSIUS®’ new natural line is available in six refreshing flavors: three sparkling and three non-carbonated, this line is naturally caffeinated and naturally sweetened.

New to the portfolio, CELSIUS HEAT™, a trainer’s grade version of the proprietary blend, offers additional caffeine as well as L-citrulline, a proven vasodilator. CELSIUS HEAT™ is sold in 16oz cans and is available in three carbonated flavors: Inferno Punch, Cherry Lime and Blueberry Pomegranate. CELSIUS HEAT™ targets professional trainers, endurance & competitive athletes, those who focus on defined, physical fitness results, and the military, versus the flagship line which comes in a smaller package and appeals to the masses, as an active lifestyle brand.

CELSIUS® has no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is kosher and vegan certified, soy, gluten, and sugar free and contains very little sodium. CELSIUS® is sold nationally at Fitness Clubs, 7-Eleven stores, Sprouts, The Fresh Market, and key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw’s and others. The first university study of the science underlying CELSIUS® products was conducted in 2005, and additional studies from the University of Oklahoma were conducted over the next five years. All studies were published in peer-reviewed journals and validate the unique benefits CELSIUS® provides. For more information, please visit www.celsiusholdingsinc.com.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.

Celsius Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,2017 (Unaudited)	December 31, 2016 (1)
ASSETS

Current assets:
Cash	$19,997,743	$11,747,138
Accounts receivable, net	4,853,958	2,787,732
Inventories, net	3,257,461	2,211,370
Prepaid expenses and other current assets	1,963,635	937,349
Total current assets	30,072,797	17,683,589

Property and equipment, net	37,205	33,533
Total Assets	$30,110,002	$17,717,122
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$3,228,939	$1,754,207
Accrued preferred dividends	585,715	353,666
Deferred revenue and other current liabilities	131,321	214,612
Total current liabilities	3,945,975	2,322,485

Long-term liabilities:
Line of credit note payable-related party	3,500,000	4,500,000
Total Liabilities	7,445,975	6,822,485

Stockholders’ Equity:
Preferred Stock, $0.001 par value; 2,500,000 shares authorized, 6,380 shares issued and outstanding at June 30, 2017 and December 31, 2016	6	6
Common stock, $0.001 par value; 75,000,000 shares authorized, 45,340,230 and 39,999,784 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	45,340	40,000
Additional paid-in capital	77,565,033	64,208,963
Accumulated deficit	(54,946,352)	(53,354,332)
Total Stockholders’ Equity	22,664,027	10,894,637
Total Liabilities and Stockholders’ Equity	$30,110,002	$17,717,122
(1)	Derived from Audited Financial Statements

Celsius Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
Revenue	$10,236,898	$6,171,791	$16,237,327	$9,850,397
Cost of revenue	5,670,277	3,407,612	9,287,900	5,566,354
Gross profit	4,566,621	2,764,179	6,949,427	4,284,046

Selling and marketing expenses	2,417,812	3,185,048	4,570,899	4,973,316
General and administrative expenses	1,639,558	979,722	3,702,521	1,855,000
Total operating expenses	4,057,370	4,164,770	8,273,420	6,828,316

Income (Loss) from operations	509,251	(1,400,591)	(1,323,993)	(2,544,273)

Other Income (Expense):
Interest expense	(38,478)	(56,875)	(86,534)	(113,750)
Total Other Income (Expense)	(38,478)	(56,875)	(86,534)	(113,750)

Net Income (Loss)	470,773	(1,457,466)	(1,410,527)	(2,658,023)
Preferred stock dividend	(91,248)	(86,654)	(181,493)	(173,306)
Net Income (Loss) available to common stockholders	$379,525	$(1,544,120)	$(1,592,020)	$(2,831,329)

Income (Loss) per share:
Basic	$0.01	$(0.04)	$(0.04)	$(0.07)
Diluted	$0.01	$(0.04)	$(0.04)	$(0.07)
Weighted average shares outstanding:
Basic	44,650,052	38,542,256	43,234,159	38,461,318
Diluted	56,877,616	38,542,256	43,234,159	38,461,318

Celsius Holdings, Inc.

Reconciliation of Non-GAAP Financial Measure

	Three months ended June 30,		Sixth months ended June 30,
	2017	2016	2017	2016
Net income (loss) available to common stockholders (GAAP measure)	$379,525	$(1,544,120)	$(1,592,020)	$(2,831,329)
Add back:
Depreciation and amortization expense	4,441	3,973	8,674	7,368
Net interest expense	38,478	56,875	86,534	113,750
Preferred stock dividend	91,248	86,654	181,493	173,306
Stock-based compensation	580,459	800,393	1,362,729	1,055,108

Non-GAAP Adjusted EBITDA	$1,094,151	$(596,225)	$47,410	$(1,481,797)
Non-recurring one-time charges
Inventory write-down & Label artwork change fees	—	—	194,040	—
Label artwork change fees	—	—	41,321	—
CEO recruiting fees	33,333	—	100,000	—
CEO retirement compensation	—		422,659

Total non-recurring one-time charges	33,333	—	758,020	—
Non-GAAP Adjusted EBITDA excluding one-time charges	$1,127,484	$(596,225)	$805,430	$(1,481,797)

*We report financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), but believe that disclosure of adjusted EBITDA, a non-GAAP financial measure, may provide users with additional insights into operating performance.

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